UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2014

Innovative Food Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-9376	20-1167761
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28411 Race Track Road, Bonita Springs, Florida	34135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (239) 596-0204

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On September 3, 2014 the registrant’s subsidiary was served a complaint by Monolith Ventures, Ltd., in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida (the “Complaint”).  The plaintiff listed in the Complaint, which was brought by a shareholder of less than 24% of the outstanding shares of The Fresh Diet, Inc., seeks to attack the registrant’s recently concluded acquisition of The Fresh Diet, Inc., which was approved by a majority of the Fresh Diet shareholders. In the Complaint, the plaintiff asks the court to set aside the transaction. The registrant believes the Complaint is without merit, contains numerous factual errors, and the registrant is confident that it will prevail.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE FOOD HOLDINGS, INC.
Dated: September 4, 2014
By: /s/ Sam Klepfish Sam Klepfish, CEO